SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2016

PEAK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	005-87668	26-1973257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14201 N. Hayden Road, Suite A-1 Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480.659.6404

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 12, 2016, Eide Bailly LLP (“Eide Bailly”) resigned as the Registrant’s principal independent accountant.

Except as noted in the paragraph immediately below, the report of Eide Bailly for the fiscal year ended September 30, 2015, did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to any uncertainty, audit scope or accounting principle.

The report of Eide Bailly on our financial statements for the fiscal year ended September 30, 2015, contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern because of the fact that we had incurred net losses since inception and had accumulated a significant deficit.

During the fiscal year ended September 30, 2015, there have been no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eide Bailly would have caused them to make reference thereto in their report on the financial statements for such periods.  Furthermore, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the registrant’s two most recent fiscal years.

On July 15, 2016, the Registrant provided a draft copy of this report on Form 8-K to Eide Bailly requesting their comments on the information contained therein. The responsive letter from Eide Bailly is filed as an exhibit to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included as part of this report:

Exhibit Number	Description of Document

(c) Exhibit 16.1 -	Responsive Letter from Eide Bailly LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peak Pharmaceuticals, Inc.

Dated: July 18, 2016	By:	/s/Neil Reithinger
	Name:	Neil Reithinger
	Title:	Chief Executive Officer

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